Exhibit 99.(h)(45)(i)

Calamos Investment Trust and Calamos Antetokounmpo Sustainable Equities Trust

Administration Servicing Agreement

This is an amendment (the “Amendment”) to the Administration Servicing Agreement, dated September 21, 2000, by and between Calamos Investment Trust (“CIT”) and U.S. Bancorp Fund Services, LLC (“Fund Services”), (as amended, restated, modified or supplemented from time to time, collectively, the “Agreement”).

In consideration of the mutual covenants and agreements contained herein, the parties agree to the following amendment to the Agreement:

1.            CIT and Fund Services desire to add Calamos Antetokounmpo Sustainable Equities Trust (“CASET”), a Delaware statutory trust, as a party to the Agreement. Effective as of the last date on the signature block, CASET and any funds listed for it on Exhibit A become a part of the Agreement.

2.            The separate series of Calamos Investment Trust and Calamos Antetokounmpo Sustainable Equities Trust set forth on Exhibit A of the Agreement is hereby replaced with the following:

Calamos Investment Trust

Name of Series

Calamos Growth Fund

Calamos Select Fund

Calamos International Growth Fund

Calamos Evolving World Growth Fund

Calamos Global Equity Fund

Calamos Growth and Income Fund

Calamos Global Opportunities Fund

Calamos Convertible Fund

Calamos Total Return Bond Fund

Calamos High Income Opportunities Fund

Calamos Market Neutral Income Fund

Calamos Dividend Growth Fund

Calamos Global Convertible Fund

Calamos Hedged Equity Fund

Calamos Phineus Long/Short Fund

Calamos Short-Term Bond Fund

Calamos Timpani Small Cap Growth Fund

Calamos Timpani SMID Growth Fund

Calamos International Small Cap Growth Fund

Calamos Global Sustainable Equities Fund

Calamos Antetokounmpo Sustainable Equities Trust

Name of Series

Calamos Antetokounmpo Sustainable Equities Fund

All other terms of the Agreement shall remain in full force and effect. If the terms of the Agreement and this Amendment conflict, the terms of this Amendment shall govern.

Each party represents that the undersigned has full power and authority to execute this Amendment and bind such party according to the terms herein.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts.

CALAMOS INVESTMENT TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Stephen Atkins	By:	/s/ Jason Hadler
Name: Stephen Atkins		Name:	Jason Hadler
Title: Treasurer		Title:	Sr. Vice President
Date: November 10, 2022		Date:	11/14/2022

CALAMOS ANTETOKOUNMPO SUSTAINABLE EQUITIES TRUST

By:	/s/ Stephen Atkins
Name: Stephen Atkins
Title: Treasurer
Date: November 10, 2022